EIGHTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Eighth Amendment to Loan and Security Agreement (this “Eighth Amendment”) made and entered into as of the 23rd day of December, 2022, is by and among S&W Seed Company, a Nevada corporation (“S&W Seed”), Seed Holding, LLC, a Nevada limited liability company (“Seed Holding”), and Stevia California, LLC, a California limited liability company (“Stevia CA”; S&W Seed, Seed Holding and Stevia CA are each individually a “Borrower” and collectively referred to as "Borrowers"), the other Loan Parties hereto, the financial institutions that are or may from time to time become parties hereto (together with their respective successors and assigns, the “Lenders”), and CIBC Bank USA (in its individual capacity, “CIBC”), as administrative agent for the Lenders (“Administrative Agent”).

W I T N E S S E T H:

Whereas, prior hereto, Lenders provided loans, extensions of credit and other financial accommodations to Borrowers pursuant to (a) that certain Loan and Security Agreement dated as of December 26, 2019, as amended by that certain First Amendment to Loan and Security Agreement dated as of September 22, 2020, that certain Second Amendment to Loan and Security Agreement dated as of December 30, 2020, that certain Third Amendment to Loan and Security Agreement dated as of May 13, 2021, that certain Fourth Amendment to Loan and Security Agreement dated as of September 24, 2021, that certain Fifth Amendment to Loan and Security Agreement dated as of May 13, 2022, that certain Sixth Amendment to Loan and Security Agreement dated as of September 22, 2022, and that certain Seventh Amendment to Loan and Security Agreement dated as of October 28, 2022, each by and among Lenders, Borrowers, the other Loan Parties thereto and Administrative Agent (collectively, the “Loan Agreement”), and (b) the other documents, agreements and instruments referenced in the Loan Agreement or executed and delivered pursuant thereto;

Whereas, Borrowers desire Administrative Agent and Lenders to, among other things, extend the Maturity Date from December 23, 2022, to March 23, 2023 (the “Additional Financial Accommodations”); and

Whereas, Administrative Agent and Lenders are willing to provide the Additional Financial Accommodations, but solely on the terms and subject to the provisions set forth in this Eighth Amendment and the other agreements, documents and instruments referenced herein or executed and delivered pursuant hereto.

Now, Therefore, in consideration of the foregoing, the mutual promises and understandings of the parties hereto set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Administrative Agent, Lenders, Borrowers and the other Loan Parties hereto hereby agree as set forth in this Eighth Amendment.

I. Definitions.

A. Use of Defined Terms. Except as expressly set forth in this Eighth Amendment, all terms which have an initial capital letter where not required by the rules of grammar are used herein as defined in the Loan Agreement.

B. Amended Definitions. Effective as of the Eighth Amendment Effective Date, Section 1.1 of the Loan Agreement is hereby amended by substituting the definitions set forth below for the corresponding definitions set forth in the Loan Agreement, respectively:

Maturity Date shall mean the first to occur of (a) March 23, 2023, or (b) the scheduled maturity date of the Rooster Debt.

C. New Definitions. Effective as of the Eighth Amendment Effective Date, Section 1.1 of the Loan Agreement is hereby amended by adding the following new definition thereto in the appropriate alphabetical order:

Eighth Amendment Effective Date shall mean December 23, 2022.

II. Amendments to Loan Agreement. Effective as of the Eighth Amendment Effective Date:

A.
Collateral Management Fee. Section 4.3 of the Loan Agreement is hereby amended by adding the following new subsection 4.3.6 thereto:

“4.3.6 Collateral Monitoring Fee. In addition to all other fees, Borrowers jointly and severally agree to pay to CIBC a collateral monitoring fee of One Hundred Fifty Thousand and no/100 Dollars ($150,000.00), which fee shall be fully earned as of the Eighth Amendment Effective Date and payable in Fifty Thousand and no/100 Dollars ($50,000.00) installments due on the Eighth Amendment Effective Date and on the same day of each month thereafter until paid in full. Notwithstanding the forgoing, CIBC will refund Fifty Thousand and no/100 Dollars ($50,000.00) of such fee (the “Refund”) if Borrowers maintain their primary treasury management relationship with CIBC for twelve (12) consecutive full months immediately following full and final repayment of the Revolving Loans and the termination of this Agreement. Provided Borrowers fully satisfy the aforementioned condition required to receive the Refund, CIBC will pay the Refund within 30 days after Borrowers’ request therefor.

III. Conditions Precedent. Administrative Agent’s and Lenders’ obligations to provide the Additional Financial Accommodations to Borrowers are subject to the full and timely performance of the following covenants prior to or contemporaneously with the execution and delivery of this Eighth Amendment:

A. Borrowers executing and delivering, or causing to be executed and delivered to the Administrative Agent and the Lenders, the following documents, each of which shall be in form and substance acceptable to the Administrative Agent and the Lenders:

(i) a consent to this Eighth Amendment from Rooster;

(ii) an extension of the Specified Letter of Credit expiration date to not earlier than April 23, 2023; and

(iii) such other agreements, documents and instruments as Administrative Agent or Lenders may reasonably request.

B. No Default or Event of Default exists under the Loan Agreement, as amended by this Eighth Amendment, or any of the other Loan Documents;

C. No claims, litigation, arbitration proceedings or governmental proceedings not disclosed in writing to Administrative Agent and the Lenders prior to the date hereof shall be pending or known to be threatened against Borrowers or any other Loan Party and no known material development not so disclosed shall have occurred in any claims, litigation, arbitration proceedings or governmental proceedings so disclosed which in the opinion of Administrative Agent is likely to materially or adversely affect the financial position or business of Borrowers or any other Loan Party or the capability of Borrowers to pay their obligations and liabilities to Lenders; and

D. There shall have been no Material Adverse Effect since the date of each Borrower’s most recent financial statements delivered to Administrative Agent.

IV. Conflict. If, and to the extent, the terms and provisions of this Eighth Amendment contradict or conflict with the terms and provisions of the Loan Agreement, the terms and provisions of this Eighth Amendment shall govern and control; provided, however, to the extent the terms and provisions of this Eighth Amendment do not contradict or conflict with the terms and provisions of the Loan Agreement, the Loan Agreement, as amended by this Eighth Amendment, shall remain in and have its intended full force and effect, and Lenders, Administrative Agent and Borrowers hereby affirm, confirm and ratify the same.

V. Severability. Wherever possible, each provision of this Eighth Amendment shall be interpreted in such manner as to be valid and enforceable under applicable law, but if any provision of this Eighth Amendment is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be severed herefrom and such invalidity or unenforceability shall not affect any other provision of this Eighth Amendment, the balance of which shall remain in and have its intended full force and effect. Provided, however, if such provision may be modified so as to be valid and enforceable as a matter of law, such provision shall be deemed to be modified so as to be valid and enforceable to the maximum extent permitted by law.

VI. Reaffirmation. Each Loan Party hereby reaffirms and remakes all of its respective representations, warranties, covenants, duties, obligations and liabilities contained in the Loan Agreement, as amended hereby, and the other Loan Documents.

VII. Fees, Costs and Expenses. Borrowers agree to pay, upon demand, all fees, costs and expenses of Administrative Agent and Lenders, including, but not limited to, reasonable attorneys’ fees, in connection with the preparation, execution, delivery and administration of this Eighth Amendment and the other agreements, documents and instruments executed and delivered in connection herewith or pursuant hereto.

VIII. Reservation of Rights. Administrative Agent and Lenders reserve all of their rights and remedies, including all security interests, assignments and liens pursuant to the Loan Agreement and the other Loan Documents, as well as any rights and remedies at law, in equity or otherwise. Nothing contained in this EIGHTH Amendment shall be or be deemed a waiver of any presently existing or any hereafter arising or occurring breach, default or event of default, nor shall preclude the subsequent exercise of any of Administrative Agent’s or Lenders’ rights or remedies.

IX. Choice of Law. This Eighth Amendment has been delivered and accepted in Chicago, Illinois, and shall be governed by and construed in accordance with the laws of the State of Illinois, regardless of the laws that might otherwise govern under applicable principles of conflicts of law as to all matters, including matters of validity, construction, effect, performance and remedies.

X. Counterparts. This Eighth Amendment may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. A facsimile or email transmitted executed counterpart to this Eighth Amendment and the other agreements, documents and instruments executed in connection herewith will be deemed an acceptable original for purposes of consummating this Eighth Amendment and such other agreements, documents and instruments; provided, however, each Borrower and each other Loan Party shall be required to deliver to the Administrative Agent original executed signature pages in substitution for said facsimile or email transmitted signature pages upon the Administrative Agent’s request therefor.

XI. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THE LOAN AGREEMENT, AS AMENDED FROM TIME TO TIME, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY OTHER AMENDMENT,

INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

XII. WAIVER AND RELEASE OF CLAIMS. IN CONSIDERATION OF ADMINISTRATIVE AGENT’S AND EACH LENDER’S EXECUTION AND DELIVERY OF THIS EIGHTH AMENDMENT, EACH BORROWER AND EACH OTHER LOAN PARTY HEREBY, INDIVIDUALLY AND COLLECTIVELY, WAIVES, RELEASES AND FOREVER DISCHARGES ADMINISTRATIVE AGENT, EACH LENDER, THEIR PREDECESSORS, PARENTS, SUBSIDIARIES, AFFILIATES, AGENTS, EMPLOYEES, OFFICERS, DIRECTORS, SHAREHOLDERS, ATTORNEYS, LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS, AND EACH OF THEM (EACH A “RELEASED PARTY”), OF AND FROM ANY AND ALL CLAIMS, DEMANDS, COUNTERCLAIMS, SET-OFFS, DEFENSES, DEBTS, OBLIGATIONS, COSTS, EXPENSES, ACTIONS, CAUSES OF ACTION AND DAMAGES OF EVERY KIND, NATURE AND DESCRIPTION WHATSOEVER, KNOWN OR UNKNOWN, FORESEEABLE OR UNFORESEEABLE, LIQUIDATED OR UNLIQUIDATED, AND INSURED OR UNINSURED, WHICH ANY BORROWER OR ANY OTHER LOAN PARTY HERETOFORE, NOW OR FROM TIME TO TIME HEREAFTER OWNS, HOLDS OR HAS BY REASON OF ANY MATTER, CAUSE OR THING WHATSOEVER, ARISING ON OR BEFORE THE DATE OF THIS EIGHTH AMENDMENT FROM, RELATING TO OR IN CONNECTION WITH THE LOAN DOCUMENTS, THE OBLIGATIONS, THIS EIGHTH AMENDMENT, BORROWERS’ OR ANY OTHER LOAN PARTY’S BANKING OR CASH MANAGEMENT RELATIONSHIP WITH ADMINISTRATIVE AGENT, ANY LENDER OR ANY OTHER RELEASED PARTY OR ANY MATTERS RELATING TO ANY OF THE FOREGOING.

[signature pages follow]

In Witness Whereof, Administrative Agent, Lenders, Borrowers and each other Loan Party have caused this Eighth Amendment to be executed and delivered by their duly authorized officers as of the date first set forth above.

BORROWERS:

S&W SEED COMPANY, a Nevada corporation By/s/ Betsy Horton Betsy Horton, Chief Financial Officer	SEED HOLDING, LLC, a Nevada limited liability company By/s/ Betsy Horton Betsy Horton, Manager

STEVIA CALIFORNIA, LLC, a California limited liability company By/s/ Betsy Horton Betsy Horton, Manager

[Signature page to Eighth Amendment to Loan and Security Agreement]

CIBC BANK USA,

as Administrative Agent and as a Lender

By:/s/ Jennifer Kempton
Name: Jennifer Kempton

Title: Managing Director

[Signature page to Eighth Amendment to Loan and Security Agreement]